Exhibit 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Pinnacle Gas Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, and any reference to our firm or our estimates of proved reserves and future cash flows contained therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

June 12, 2008